Exhibit 22

                 SUBSIDIARIES OF REGISTRANT


              Name                           State of Incorporation
              ----                           ----------------------

   Cerner Corporation Pty Limited           New South Wales (Australia)

       Cerner Deutschland GmbH                       Germany

          Cerner FSC, Inc.                           Barbados

  Cerner Health Connections, Inc.                    Delaware

        Cerner Belgium, Inc.                         Delaware

       Cerner HealthWise, Inc.                       Delaware

      Cerner International, Inc.                     Delaware

           Cerner Limited                         United Kingdom

         Cerner Citation, Inc.                       Delaware

  Citation Professional Services, Inc.               Delaware

        Cerner Properties, Inc.                      Delaware

       Cerner Singapore Limited                      Delaware

       Cerner (Malaysia) Sdn Bnd                     Malaysia

         Cerner Canada Limited                       Delaware

          Cerner Multum, Inc.                        Delaware

        Cerner Investment Corp.                       Nevada

 Cerner Campus Redevelopment Corporation             Missouri

     Health Network Ventures, Inc.                   Delaware

 Cerner Radiology Information Systems, Inc.           Texas
